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                                                                    Exhibit 10.3

                             AGREEMENT OF AMENDMENT

          AGREEMENT OF AMENDMENT dated as of September 11, 2002 (the "Amendment") among FMC FUNDING CORPORATION (together with its successors and assigns, the "Seller"), FMC CORPORATION (together with its successors and assigns, "FMC"), FMC WYOMING CORPORATION (together with its successors and assigns, "FMC Wyoming", and together with FMC, the "Originators"), CORPORATE ASSET FUNDING COMPANY, INC. (as successor by assignment from CIESCO, L.P.) (together with its successors and assigns, the "Lender"), CITIBANK, N.A. (together with its successors and assigns, the "Bank") and CITICORP NORTH AMERICA, INC., as agent (together with its successors and assigns, the "Agent").

                               W I T N E S S E T H

          WHEREAS, the Seller, FMC, the Lender, the Bank, and the Agent have entered into that certain Receivables Purchase Agreement dated as of November 24, 1999 (as from time to time amended, the "Purchase Agreement");

          WHEREAS, the Seller and each Originator (as defined in the Purchase Agreement) have entered into that certain Purchase and Contribution Agreement dated as of November 24, 1999 (the "Originator Purchase Agreement"); and

          WHEREAS, the parties to this Amendment desire to, among other things, amend the Purchase Agreement as hereinafter provided;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

          Section 1. Defined Terms.

          "Amendment Effective Date" means the day on which the Agent shall have executed and delivered one or more counterparts of this Amendment and shall have received one or more counterparts of this Amendment executed by each of the parties hereto.

          Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.

          Section 2. Amendments to the Purchase Agreement.

          (a) Section 1.01 of the Purchase Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

          ""Required Tier-3 Ratings" means long-term senior unsecured debt ratings which are less than the Required Tier-2 Ratings but which are at least "BB" and "Ba2" from both S&P and Moody's, respectively.

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          "Required Tier-4 Ratings" means long-term senior unsecured debt ratings which are less than the Required Tier-3 Ratings but which are at least "BB-" and "Ba3" from both S&P and Moody's, respectively."

          (b) The definition of "Purchase Limit" set forth in Section 1.01 of the Purchase Agreement is hereby amended by replacing the dollar amount "$150,000,000" set forth therein with the dollar amount "$100,000,000".

          (c) The definition of "Receivable Interest" set forth in Section 1.01 of the Purchase Agreement is hereby amended by inserting the following language at the end thereof:

          "Notwithstanding the foregoing, the Receivable Interest on each day which is a Liquidation Day shall equal one hundred percent (100%)."

          (d) The definition of "Stress Factor" set forth in Section 1.01 of the Purchase Agreement is hereby amended by replacing clause (ii) in its entirety with the following language:

          "(ii) on and after the date on which FMC shall cease to have the Required Tier-3 Ratings, two and one-quarter (2.25)."

          (e) Clause (ii) of Section 2.04(b) of the Purchase Agreement is hereby amended by inserting the language "and FMC's senior unsecured long-term debt ratings are at least the Required Tier-4 Ratings on such day" following the words "a Liquidation Day for such Receivable Interest" set forth in the first sentence therein.

          (f) Clause (iii) of Section 2.04(b) of the Purchase Agreement is hereby amended by replacing the language set forth therein in its entirety with the following language:

          "if such day is a Liquidation Day for such Receivable Interest or if on such day FMC shall cease to have the Required Tier-4 Ratings, set aside and hold in trust (and, at the request of the Agent, segregate) for the Investors or the Banks that hold such Receivable Interest the entire remainder of such percentage of Collections; provided, that if amounts are set aside and held in trust on any Liquidation Day occurring prior to the Termination Date, and thereafter during such Settlement Period and the conditions set forth in Section 3.02 are satisfied or waived by the Agent, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii) on the day of such subsequent satisfaction or waiver of conditions; provided, however, that notwithstanding the foregoing if on any day the sum of the Receivables Interests shall be greater than the Specified Percentage, the Sevicer shall on each Business Day upon which Collections are received by it remit such Collections to the Agent's Account to be applied by the Agent in accordance with Section 2.04(d) until such time as the Receivables Interest shall be equal to or less than the Specified Percentage; and"

          (g) Clause (ii) of Section 2.04(d) of the Purchase Agreement is hereby amended by inserting the language "or if on such day FMC shall cease to have the Required Tier-4

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     Ratings" following the words "if such distribution occurs on a Liquidation
     Day" set forth in the first sentence therein.

          (h) Section 6.01 of the Purchase Agreement is hereby amended by adding the language ", if FMC shall cease to have the Required Tier-2 Ratings," after the language "during the continuance of an Incipient Event of Termination of the type specified in clause (g) of Section 7.01" set forth in the second sentence therein.

          (i) Section 6.02(g) of the Purchase Agreement is hereby amended by inserting the language "; provided, that if at any time FMC shall have a rating of BB- or below by S&P or Ba3 or below by Moody's, the Servicer shall deliver the information specified in clauses (i) and (ii) above on a daily basis" following the words "the aging of such Receivables" set forth at the end of the first sentence therein.

          (j) Section 6.03(a) of the Purchaser Agreement is hereby amended by adding the language "or the failure of FMC to have a long term senior unsecured debt rating of at least "BB+" from S&P or "Ba1" from Moody's" after the language "following any Event of Termination or a Designated Event" set forth in the first sentence set forth therein.

          (k) Section 6.03(b) of the Purchase Agreement is hereby amended by adding the language "or with respect to clauses (i) and (ii) below, the failure of FMC to have at least the Required Tier-2 Ratings" after the language "the designation of a Servicer other than FMC pursuant to Section 6.01" set forth therein.

          (l) Section 7.01(o) of the Purchase Agreement is hereby amended by replacing the words "Required Tier-2 Ratings" set forth therein with the words "Required Tier-4 Ratings".

          Section 3. Additional Fees.

          In consideration of the amendments contemplated herein, the Seller agrees to pay the Agent a fee (the "Amendment Fee") equal to (i) $150,000, payable on the Amendment Effective Date, (ii) $100,000 payable October 31, 2002, if the Facility Termination Date has not occurred on or prior to such date,
(iii) $100,000 payable November 30, 2002, if the Facility Termination Date has not occurred on or prior to such date, and (iv) $150,000 payable December 30, 2002, if the Facility Termination Date has not occurred on or prior to such date.

          Section 4. Amendment to the Fee Letter.

          (a) The definition of "Program Fee" set forth in paragraph 2 of the Fee Letter is hereby amended by replacing the language set forth therein in its entirety with the following language:

          "The Seller agrees to pay the Agent on a monthly basis a fee (the "Program Fee") at the Program Fee Specified Percentage of the daily average aggregate outstanding Capital of the Receivable Interests funded by CAFCO from the Closing Date until the Facility Termination Date. As used herein the term "Program Fee Specified Percentage" means
          (i) for each day that FMC shall have the Required Tier-1 Ratings, 0.25% per annum, (ii) for each day that FMC shall have the Required Tier-2 Ratings, 0.25% per annum, (iii) for each day that FMC

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          shall have the Required Tier-3 Ratings, 0.50% per annum, and (iv) for each day that FMC shall have the Required Tier-4 Ratings, 0.50% per annum."

          (b) The definition of "Liquidity Fee" set forth in paragraph 3 of the Fee Letter is hereby amended by replacing the language set forth therein in its entirety with the following language:

          "The Seller agrees to pay the Agent for the account of the Banks on a monthly basis a fee (the "Liquidity Fee") equal to the Liquidity Fee Specified Percentage of the daily average of the Purchase Limit then in effect, less the outstanding Capital attributable to the Banks under the Purchase Agreement from the Closing Date until the Commitment Termination Date. As used herein the term "Liquidity Fee Specified Percentage" means (i) for each day that FMC shall have the Required Tier-1 Ratings, 0.25% per annum, (ii) for each day that FMC shall have the Required Tier-2 Ratings, 0.50% per annum, (iii) for each day that FMC shall have the Required Tier-3 Ratings, 0.625% per annum, and (iv) for each day that FMC shall have the Required Tier-4 Ratings, 0.75% per annum; provided, that if FMC is split rated, the lower rating applies; provided, however, that if the commitment fee or other similar fee payable to the lenders under the credit facilities to be entered into by FMC, Citibank, N.A., Bank of America, N.A. and the other parties thereto is higher than the percentages listed in each of clauses (i) through (iv) above for each of the respective ratings levels, such higher percentage will be the Liquidity Fee Specified Percentage."

          Section 5. Additional Obligations.

          Each of the Seller, FMC and FMC Wyoming covenants and agrees that within sixty (60) days of the Amendment Effective Date, it will permit the Agent, or its agents or representatives (including independent public accountants, which may be the Seller's independent public accountants), (i) to conduct audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller, FMC and FMC Wyoming, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller, FMC and FMC Wyoming relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (iii) to visit the offices and properties of the Seller, FMC and FMC Wyoming for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's, FMC's and FMC Wyoming's performance hereunder or under the Contracts with any of the officers or employees of the Seller, FMC or FMC Wyoming having knowledge of such matters.

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          Section 6. Representations and Warranties.

          The Seller and each Originator represents and warrants as to itself that (i) this Amendment and each agreement or document entered into by it in connection with this Amendment has been duly authorized, executed and delivered by it and each of its obligations hereunder constitute a legal, valid and binding obligation enforceable in accordance with its terms, (ii) immediately after giving effect to this Amendment and the transactions contemplated hereunder, its representations and warranties set forth in the Program Documents are true and correct, and (iii) no Event of Termination or Incipient Event of Termination has occurred and is continuing or will result from this Amendment or the transactions contemplated hereby.

          Section 7. Execution in Counterparts.

          This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.

          Section 8. Governing Law.

          THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 9. Severability of Provisions.

          Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 10. Captions.

          The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITICORP NORTH AMERICA, INC.,              CITIBANK, N.A.
as Agent                                   as Secondary Lender


By: /s/ Richard C. Simons                  By: /s/ Richard C. Simons
   ----------------------------                ----------------------------
   Name:  Richard C. Simons                    Name:  Richard C. Simons
   Title: Managing Director                    Title: Managing Director


FMC FUNDING CORPORATION                    CORPORATE ASSET FUNDING COMPANY, INC.
                                           By: Citicorp North America, Inc.,
                                           as Attorney-in-Fact


By: /s/ Thomas C. Deas, Jr.                By: /s/ Richard C. Simons
   ----------------------------                ----------------------------
   Name:  Thomas C. Deas, Jr.                  Name:  Richard C. Simons
   Title: President                            Title: Managing Director


FMC CORPORATION                            FMC WYOMING CORPORATION


By: /s/ Thomas C. Deas, Jr.                By: /s/ Thomas C. Deas, Jr.
   ----------------------------                ----------------------------
   Name:  Thomas C. Deas, Jr.                  Name:  Thomas C. Deas, Jr.
   Title: Vice President & Treasurer           Title: Vice President & Treasurer